    As filed with the Securities and Exchange Commission on November 28, 2001
                                          REGISTRATION STATEMENT NO. 333-_______

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             Ten Post Office Square
                           Boston, Massachusetts 02109

      Massachusetts                 (617) 912-1900                 04-2976299
(STATE OF INCORPORATION)       (ADDRESS OF REGISTRANT'S       (I.R.S. EMPLOYER
                             PRINCIPAL EXECUTIVE OFFICES)    IDENTIFICATION NO.)

    BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
      BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 1997 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                    Timothy L. Vaill, Chief Executive Officer
                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             Ten Post Office Square
                              Boston, Massachusetts
                                 (617) 912-1900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 With copy to:
                             William P. Mayer, Esq.
                              Andrew F. Viles, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                      Proposed Maximum     Proposed Maximum
  Title of Securities          Amounts to be         Offering Price Per   Aggregate Offering       Amount of
    Being Registered           Registered (1)             Share (2)              Price         Registration Fee
-----------------------   ------------------------   ------------------   ------------------   -----------------
Common Stock, par value    3,000,000 shares (3)           $20.025             $60,075,000          $15,018.75
    $1.00 per share
                           300,000 shares (4)             $20.025             $ 6,007,500          $1,501.875
================================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares of Common Stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. ("Common Stock") as may be required pursuant to the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated (the "Employee Stock Purchase Plan"), and the Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan" and, together with the Employee Stock Purchase Plan, the "Plans") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on November 26, 2001, as reported on the Nasdaq National Market.

(3) This registration statement relates to 3,000,000 shares of Common Stock that may be issued upon the exercise of options issued under the Long-Term Incentive Plan.

(4) This registration statement relates to 300,000 shares of Common Stock that may be issued under the Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

===============================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated by reference in this registration statement are the documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     (c) Current Report on Form 8-K filed on July 3, 2001;

     (d) Proxy Statement filed on March 9, 2001 for the shareholders meeting held on April 19, 2001; and

     (e) The description of the registrant's common stock contained in the registration statement on Form SB-2 filed on August 30, 1993
         (file no. 033-68054), includall amendments and reports updating such description

     In addition, all documents subsequently filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders) or (iv) for any transaction from which a director derived an improper personal benefit. The registrant has adopted such provisions in its articles of organization.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The registrant's articles of organization provide for indemnification to the fullest extent permitted under Section 67, except that indemnification for compromise payments and any advances of expenses prior to the final disposition of any matter shall only be made if approved by (1) a majority of disinterested directors or, if there are less than two disinterested directors, by a majority of the directors provided they have obtained a legal opinion that the director or officer acted in good faith in the reasonable belief that his action was in the best interests of the corporation, (2) holders of a majority of the shares of stock, or (3) by a court of competent jurisdiction. Advances of expense shall only be made upon receipt of an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification and an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized.

     The registrant and its directors and officers currently carry liability insurance.

ITEM 8. EXHIBITS

     The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     4.1 Restated Articles of Organization of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission on August 14,2001)

     4.2 Articles of Amendment (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission on August 14, 2001)

    *4.3  Articles of Amendment

     4.4  Bylaws of the registrant (incorporated herein by reference to
          Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 6,
          2000)

    *5.1  Legal opinion from Goodwin Procter LLP

   *23.1  Consent of KPMG LLP, as independent auditors

    23.2 Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

    24.1 Power of attorney (included in the signatory page to this registration statement)

    99.1 Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Appendix A of the registrant's Proxy Statement filed with the Commission on April 2, 1997)

   *99.2 Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated

* Filed herewith

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of November, 2001.


                                BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                By: /S/ TIMOTHY L. VAILL
                                   ---------------------------------------------
                                    Timothy L. Vaill
                                    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and Walter M. Pressey and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                                       DATE
/S/ TIMOTHY L. VAILL                       Director, Chairman and Chief Executive Officer              11/28/01
-------------------------------------      (Principal Executive Officer)
Timothy L. Vaill

/S/ WALTER M. PRESSEY                      Director, President and Chief Financial Officer             11/28/01
-------------------------------------      (Principal Financial Officer and Principal Accounting
Walter M. Pressey                          Officer)

/S/ EUGENE S. COLANGELO                                                                                11/28/01
---------------------------
Eugene S. Colangelo                        Director



SIGNATURE                                  TITLE                                                       DATE
/S/ ALLEN SINAI                                                                                        11/28/01
-------------------------------------
Dr. Allen Sinai                            Director

/S/ ARTHUR J. BAUERNFEIND                                                                              11/28/01
-------------------------------------
Arthur J. Bauernfeind                      Director

/S/ PETER C. BENNETT                                                                                   11/28/01
-------------------------------------
Peter C. Bennett                           Director

/S/ C. MICHAEL HAZARD                                                                                  11/28/01
-------------------------------------
C. Michael Hazard                          Director

/S/ HERBERT S. ALEXANDER                                                                               11/28/01
-------------------------------------
Herbert S. Alexander                       Director

/S/ LYNN THOMPSON HOFFMAN                                                                              11/28/01
-------------------------------------
Lynn Thompson Hoffman                      Director

/S/ RICHARD N. THIELEN                                                                                 11/28/01
-------------------------------------
Richard N. Thielen                         Director

/S/ CHARLES O. WOOD III                                                                                11/28/01
-------------------------------------
Charles O. Wood III                        Director

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 28, 2001.


                                BOSTON PRIVATE FINANCIAL HOLDINGS,
                                INC. 2001 EMPLOYEE STOCK PURCHASE PLAN


                                By: /S/ PETER C. BENNETT
                                   --------------------------------
                                   Peter C. Bennett
                                   Member of Compensation Committee


                                By:  /S/ ALLEN SINAI
                                    -----------------------------------------
                                    Dr. Allen Sinai
                                    Member of Compensation Committee


                                By: /S/ EUGENE S. COLANGELO
                                   -----------------------------------------
                                   Eugene S. Colangelo
                                   Member of Compensation Committee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
   4.1    Restated Articles of Organization of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's Quarterly
          Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission on August 14, 2001)

   4.2 Articles of Amendment (incorporated herein by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the Commission on August 14, 2001)

*  4.3    Articles of Amendment

   4.4 Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 6, 2000)

*  5.1    Legal opinion from Goodwin Procter LLP

* 23.1    Consent of KPMG LLP, as independent auditors

  23.2 Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

  24.1 Power of attorney (included in the signatory page to this registration statement)

  99.1    Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan
          (incorporated by reference to Appendix A of the registrant's Proxy
          Statement filed with the Commission on April 2, 1997)

* 99.2    Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase
          Plan , as amended and restated

* Filed herewith